Schedule A

to

Second Amended and Restated Expense Limitation Agreement

Dated:       June 1, 2018

Revised:    May 20, 2022

Expense Limited Fund	End of Initial Term
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	October 31, 2019
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	October 31, 2019
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	October 31, 2019
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	October 31, 2019
PIMCO Active Bond Exchange-Traded Fund	October 31, 2019
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	October 31, 2019
PIMCO Enhanced Low Duration Active Exchange-Traded Fund	October 31, 2019
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	October 31, 2019
PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund	October 31, 2021
PIMCO Government Limited Maturity Active Exchange-Traded Fund	October 31, 2019
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	October 31, 2019
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	October 31, 2019
PIMCO Municipal Income Opportunities Active Exchange-Traded Fund	October 31, 2022
PIMCO Senior Loan Active Exchange-Traded Fund	October 31, 2023
PIMCO Prime Limited Maturity Active Exchange-Traded Fund	October 31, 2019
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	October 31, 2019

PIMCO ETF Trust	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	By:
Name: Bijal Parikh	Name: Peter Strelow
Title: Treasurer	Title: Managing Director